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                                                                   Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of O'Sullivan Industries, Inc. ("O'Sullivan") of our report dated August 4, 1999, except as to Note 3 and paragraphs one through five of Note 12 which are as of October 28, 1999, related to the consolidated financial statements of O'Sullivan, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Fort Worth, Texas
May 24, 2000